Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

April 19, 2018

Clovis Oncology, Inc.

5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Clovis Oncology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the Company’s (i) offer and sale of 1,837,898 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and up to an additional 275,684 shares of Common Stock in connection with the underwriters’ option to purchase such additional shares (collectively, the “Shares”) pursuant to that certain underwriting agreement, dated April 16, 2018, by and among the Company, J. P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Shares Underwriting Agreement”), (ii) offer and sale of $300,000,000 million aggregate principal amount of the Company’s 1.25% Convertible Senior Notes due 2025, and up to an additional $45,000,000 aggregate principal amount of such notes in connection with the underwriters’ option to purchase such additional notes (collectively, the “Notes” and together with the Shares, the “Securities”), pursuant to that certain underwriting agreement, dated April 16, 2018 by and among the Company, J. P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Notes Underwriting Agreement”) and (iii) the issuance of such indeterminable number of shares of Common Stock, as may be required for issuance upon conversion of the Notes (the “Conversion Shares”). The Securities are being offered pursuant to the Company’s Registration Statement on Form S-3 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 3, 2017 (File No. 333-215400), as amended by Post-Effective Amendment No. 1 thereto filed with the Commission under the Securities Act on April 16, 2018 (as so filed and amended, the “Registration Statement”) and the related prospectus contained in the Registration Statement, as supplemented by the applicable final prospectus supplement, dated April 16, 2018 and filed with the Commission pursuant to Rule 424(b) under the Securities Act (each as so supplemented relating to the Shares and the Notes, as applicable, the “Shares Prospectus” and the “Notes Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement, the Shares Prospectus or the Notes Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

NEW YORK    WASHINGTON    HOUSTON    PARIS    LONDON    FRANKFURT     BRUSSELS    MILAN    ROME

in alliance with Dickson Minto W.S., London and Edinburgh

Clovis Oncology, Inc.

April 19, 2018

The Notes have been issued in the form set forth in the Base Indenture, dated as of April 19, 2018 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and the First Supplemental Indenture, dated as of April 19, 2018 (together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee. The Notes are convertible into shares of Common Stock.

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, the Registration Statement, the Shares Prospectus, the Notes Prospectus, the Shares Underwriting Agreement, the Notes Underwriting Agreement, all relevant resolutions adopted by the Company’s Board of Directors (and the Pricing Committee thereof), and other records, certificates and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinion expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed (i) the accuracy of all documents and information furnished to us, (ii) the genuineness of all signatures of all parties; (iii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iv) the capacity of natural persons.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Shares have been duly authorized and, when issued, sold and paid for in accordance with the terms set forth in the Shares Prospectus and the Shares Underwriting Agreement and duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, will be validly issued, fully paid and non-assessable.

2.	The Notes have been duly authorized and, when authenticated and delivered by the Trustee in accordance with the Indenture and sold and paid for in accordance with the terms set forth in the Notes Prospectus and the Notes Underwriting Agreement, will be validly issued and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3.

The Conversion Shares have been duly authorized and reserved, and when the applicable conversion right has been duly exercised in accordance with the terms of the Notes and the Indenture, and the Conversion Shares have been issued and delivered upon such exercise in accordance with the terms of the Notes and the Indenture and duly registered on the books of the

Clovis Oncology, Inc.

April 19, 2018

transfer agent and registrar therefor in the name or on behalf of the converting holder, the Conversion Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America and to the specific legal matters expressly provided herein, and no opinion is expressed or implied with respect to the laws of other jurisdictions or any other laws of the State of Delaware or any legal matters not expressly addressed herein.

The opinions expressed in paragraph 2 above are qualified in that the legality and enforceability of the documents referred to therein may be (i) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

We express no opinion as to provisions of Notes insofar as such provisions relate to (i) the subject matter jurisdiction of a United States federal court to adjudicate any controversy relating to the Transaction Documents, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States federal court, (iii) the waiver of right to a jury trial, (iv) the validity or enforceability under certain circumstances of provisions of the Notes with respect to severability or any right of setoff, or (v) limitations on the effectiveness of oral amendments, modifications, consents and waivers.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Shares Prospectus and the Notes Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP